EXHIBIT 99.1

Chemung Financial Notifies Shareholders of Minor Proxy Card Error

ELMIRA, N.Y., April 4, 2014 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (Nasdaq:CHMG) (the "Company") reports that the proxy card recently mailed to shareholders contains a typographical error in one of the proposals.

Specifically, at the annual meeting shareholders are being asked to approve, among other proposals, the ratification of the appointment of Crowe Horwath as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 ("Proposal 3").

However, the proxy card accompanying the Notice and Proxy Statement sent to shareholders contains a typographical error with respect to Proposal 3. The proxy card incorrectly describes the date as December 31, 2013 (versus December 31, 2014).

The Notice and Proxy Statement, mailed on Tuesday, April 1st, to shareholders entitled to notice of and to vote at the upcoming annual meeting describes the Proposal correctly.

Through this press release the Company is hereby notifying the shareholders entitled to notice of and to vote at the annual meeting that the company intends to vote all proxies marked in favor of Proposal 3 as it is correctly described in the Notice and Proxy Statement. A new proxy card WILL NOT be mailed to shareholders.

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The full text of this press release may be found at www.chemungcanal.com.

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, corporate objectives and possible losses due to asset quality. These statements constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Chemung Financial Corporation assumes no duty, and specifically disclaims any obligation to update forward-looking statements, whether as a result of new information, future events or otherwise, and cautions that these statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially.

CONTACT: Michael J. Wayne
         Senior Vice President
         (607) 737-3762